EXHIBIT 24

POWER OF ATTORNEY

The undersigned hereby appoints MICHAEL T. BURNS and MARC H. LEVIN as my agents.
 My agents may act SEPARATELY.  This power of attorney shall not be deemed to revoke any previously drafted powers of attorney executed by me.  I grant authority to my agents to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Harris Interactive Inc. (the "Company"), Forms
3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form or amendment with the United States Securities and Exchange Commission and
any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company, to the attention of the foregoing attorneys-in-fact.

SIGNATURE AND ACKNOWLEDGMENT:

In Witness Whereof I have hereunto signed my name on October 27, 2009.

PRINCIPAL signs here: ==>/s/ James R. Riedman  James R. Riedman
         (Print Name)
State of New York  )
    ):ss
County of New York )

The foregoing instrument was acknowledged before me, the undersigned, a Notary
Public in and for said State, on this 27th day of October, in the year 2009, by
James R. Riedman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.

/s/ Beth Ela Wilkens
Notary Public
My Commission expires:  August 31, 2013